Exhibit 10.13
                                                                 -------------


                                                                EXECUTION COPY


                                    AMENDMENT

                                       TO

                                RIGHTS AGREEMENT



           This Amendment (this "Amendment") is made and entered into as of August 7, 2002, by and between Hollywood Casino Corporation (the "Company"), a Delaware corporation, and Continental Stock Transfer & Trust Company ("Agent").

                                    RECITALS

           WHEREAS, the Company and Agent are parties to that certain Rights Agreement, dated as of May 7, 1993 (the "Agreement");

           WHEREAS, as of the date of this Amendment the Distribution Date (as defined in the Agreement) has not occurred;

           WHEREAS, Section 27 of the Agreement provides that the Agreement may be amended at the direction of the Company without the approval of the stockholders of the Company at any time prior to the Distribution Date;

           WHEREAS, the Company, Penn National Gaming, Inc., a Pennsylvania corporation, and P Acquisition Corp., a Delaware corporation ("Merger Sub"), propose to enter into an Agreement and Plan of Merger pursuant to which Merger Sub will merge with and into the Company, which agreement has been approved by the Board of Directors of the Company; and

           WHEREAS, the Board of Directors of the Company has determined that an amendment to the Agreement as set forth herein is necessary and desirable in connection with the foregoing.

           NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Agent hereby agree as follows:

           1. DEFINED TERMS. All capitalized terms used, but not defined, in this Amendment shall have the meanings given to such terms in the Agreement.

           2. ACQUISITION GROUP. The following subsection (d) is hereby added to
Section 3 of the Agreement in its appropriate position:

                     (d) Notwithstanding any other provision of this Agreement to the contrary, (i) no Distribution Date, Stock Acquisition Date or Triggering Event shall be deemed to have occurred, (ii) neither Penn National Gaming, Inc. nor any of its Affiliates or Associates (collectively, the "Acquisition Group") shall be deemed to be or to have become an Acquiring Person and (iii) no holder of Rights shall be entitled to any rights or benefits pursuant to Sections 3, 7, 11 or 13 or any other provision of this Agreement, in each case by reason of (w) the approval, execution, delivery or performance of that certain Agreement and Plan of Merger, dated as of August 7, 2002, by and among the Company, Penn National Gaming, Inc. and P Acquisition Corp. (the "Merger Agreement"), by the parties thereto,
           (x) the approval, execution, delivery or performance of those certain Stockholder Agreements, each dated as of August 7, 2002, by and among the Company, Penn National Gaming, Inc. and the stockholders of the Company party thereto, by the parties thereto, (y) the approval of the Merger Agreement by the stockholders of the parties thereto or
           (z) the consummation of the transactions contemplated by the Merger Agreement; provided, however, that in the event that one or more members of the Acquisition Group collectively become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding in any manner other than pursuant to clauses (w), (x), (y) or (z) of this subsection (d), the provisions of this subsection (d) (other than this proviso) shall terminate.

           3. EXPIRATION DATE. Section 7(a) of the Agreement shall be deleted and replaced in its entirety with the following:

                     (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the expiration of the Rights pursuant to Section 13(d) or (iv) immediately prior to the Effective Time (as defined in the Merger Agreement) (the earliest of (i), (ii), (iii) and (iv) being referred to herein as the "Expiration Date").

           4. ENTIRE AGREEMENT. This Amendment and the Agreement shall constitute the entire understanding and agreement between the Company and the Agent with regard to the subjects hereof and thereof.

           5. NO OTHER MODIFICATION. Except as set forth in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

           6. COUNTERPARTS. This Amendment may be executed in multiple counterparts or originals, and by the different parties hereto in separate counterparts or multiple originals, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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
           IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.



                                 HOLLYWOOD CASINO CORPORATION

                                 By: /s/ Walter E. Evans
                                     -----------------------------------------
                                     Name: Walter E. Evans
                                     Title: Executive Vice President,
                                            General Counsel and Secretary


                                 Attest:

                                 By: /s/ Paul C. Yates
                                     -----------------------------------------
                                     Name: Paul C. Yates
                                     Title: Executive Vice President,
                                            Chief Financial Officer, Treasurer
                                            and Assistant Secretary



                                 CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                                 By: /s/ William F. Seegraber
                                     -----------------------------------------
                                     Name: William F. Seegraber
                                     Title: Vice President


                                 Attest:

                                 By: /s/ Thomas Jennings
                                     -----------------------------------------
                                     Name: Thomas Jennings
                                     Title: Assistant Secretary





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